Exhibit 99.6

Home Page About us Our business Sustainability Investors Careers Suppliers Creating a premier, global, precious metals miner Proposed transaction to acquire Stillwater Mining Dec 09, 2016 Latest news Proposed acquisition of Stillwater Mining Company: creating a premier, global precious metals miner Sibanye is pleased to announce that it has entered into a definitive agreement to acquire all of the outstanding common stock of Stillwater Mining Company (NYSE: SWC) (“Stillwater”) for US$18.00 per share in cash, or US$2.2 billion in aggregate (approximately R30 billion). Read more Dec 09, 2016 Media release: Sibanye announces proposed acquisition of Stillwater Mining Company Nov 01, 2016 Sibanye takes ownership of the Rustenburg Platinum Mines and implements management changes Oct 27, 2016 Operating update and trading statement for the quarter ended 30 September 2016 Dec 9 2016 Investor presentation: Acquisition of Stillwater Mining Company Industry links www.thisisgold.co.za www.oldcollab.co.za www.goldwagenegotiations.co.za www.chamberofmines.org.za E-mail alerts To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault. Head office Tel: +27 11 278 9600 Fax: +27 11 278 9863 Libanon Business Park 1 Hospital Street (off Cedar Avenue) Libanon, Westonaria 1780, South Africa Tip-offs Anonymous 0800 001 987 (free call) Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

Disclaimer Page About us Our business Sustainability Investors Careers Suppliers Proposed transaction to acquire Stillwater Mining Disclaimer The documents contained in this webpage do not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”) intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanyegold.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.stillwatermining.com. Participants in the Solicitation Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC. No Offer or Solicitation The documents contained in this webpage are for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the U.S. Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. Forward Looking Statements The documents contained in this webpage include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. In these documents, for example, statements related to expected timings of the transactions (including completion), potential transaction benefits (including financial re-ratings), pricing expectations, levels of output, supply and demand, information related to the Blitz Project, and estimations or expectations of enterprise value, EBTIDA and net asset values, are forward-looking statements. The forward-looking statements set out in these documents involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation: Sibanye’s or Stillwater’s ability to complete the proposed transaction; the inability to complete the proposed transaction due failure to obtain approval of the shareholders of Sibanye or Stillwater or other conditions in the Merger Agreement; Sibanye’s ability to successfully integrate the acquired assets with its existing operations; Sibanye’s ability to achieve anticipated efficiencies and other cost savings in connection with the transaction; Sibanye’s ability to implement its strategy and any changes thereto; Sibanye’s future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans; changes in the market price of gold, platinum group metals (“PGMs”) and/or uranium. These forward-looking statements speak only as of the date of publication. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of publication or to reflect the occurrence of unanticipated events. I ACCEPT  I DECLINE Industry links www.thisisgold.co.za www.oldcollab.co.za www.goldwagenegotiations.co.za www.chamberofmines.org.za E-mail alerts To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault. Head office Tel: +27 11 278 9600 Fax: +27 11 278 9863 Libanon Business Park 1 Hospital Street (off Cedar Avenue) Libanon, Westonaria 1780, South Africa Tip-offs Anonymous 0800 001 987 (free call) Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

Sibanye
we are one

ABOUT US OUR BUSINESS SUSTAINABILITY INVESTORS CAREERS SUPPLIERS



PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

OVERVIEW THE TRANSACTION THE COMPANIES

CREATING A PREMIER, GLOBAL, PRECIOUS METALS MINER

"We believe that this is a transformative transaction at a positive time in the cycle. With world-class operating assets and resource base, we are creating a cash-generative, globally competitive, South African mining champion."

Neal Froneman, CEO of Sibanye

"Sibanye has complementary values to Stillwater, and we are confident that Sibanye will continue to be a world-class steward of our operations and partner to our valued communities in Montana."

Mick McMullen, Stillwater President and CEO

MORE ON THE TRANSACTION →

STRONG TRANSACTION RATIONALE

☑ Enhance Sibanye's asset base and create a globally competitive South African mining champion by:

- Adding two **low-cost, low-risk, steady state** producing PGM mines to its portfolio
- Expanding its portfolio with **high-grade reserves that support** over 25 years of mine life
- Providing near term, **organic and low-cost growth** through the Blitz Project
- Providing **significant upside and growth potential** through extensive regional resources
- Creating a mine-to-market PGM business with a **metallurgical processing complex**
- **Significant PGM recycling business** provides a **steady margin and strategic insight** into the market
- **Further operational optimisation** potential through transfer of "best practices"

☑ Position Sibanye shareholders for potential valuation re-rating by:

- **Being value accretive**, per detailed management due diligence
- **Balancing its portfolio** operationally and geographically with the addition of a world class operation in an attractive mining jurisdiction
- Positioning its Platinum Division further **down the global cost curve**, with potential for further cost reductions
- Enhancing its **cash flow generation** to sustain its **industry-leading dividend**
- Improving its access to **lower-cost global financing**

CONTACTS

For more information, contact:

Sibanye
James Wellsted
SVP: Investor Relations
james.wellsted@sibanyegold.co.za
+27 (83) 453-4014

Brunswick
Carol Roos
+27 72 690 1230
croos@brunswickgroup.com

Stillwater Mining
Mike Beckstead
investor-relations@stillwatermining.com
+1 (720) 502-7671

FTI Consulting
Brian Maddox
brian.maddox@fticonsulting.com
+1 (212) 850-5661

INDUSTRY LINKS
www.thisisgold.co.za
www.oldcollab.co.za
www.goldwagenegotiations.co.za
www.chamberofmines.org.za

E-MAIL ALERTS
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HEAD OFFICE
Tel: +27 11 278 9600
Fax: +27 11 278 9863

Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS
0800 001 987 (free call)
Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

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The Transaction Page About us Our business Sustainability Investors Careers Suppliers Proposed transaction to acquire Stillwater Mining Overview The transaction The companies Sibanye is pleased to announce it has reached a definitive agreement to acquire Stillwater Mining Company (Stillwater, NYSE: SWC) for US$18 per share in cash, or US$2.2 billion in aggregate (approximately R30 billion). The consideration represents a premium of 23% to Stillwater’s closing share price on 8 December 2016. Live webcast and conference call DOCUMENTS Media release: Sibanye announces proposed acquisition of Stillwater Mining Company (128kb) SENS release: Proposed acquisition of Stillwater Mining Company (136kb) Investor presentation: Acquisition of Stillwater Mining Company (2.19) Factsheet: Proposed acquisition of Stillwater for $2.2bn in cash (878kb) Transaction summary Consideration •$18.00 per share in cash, or $2.2bn for all outstanding common stock of Stillwater •23% premium to prior day close; 20% premium to 20-day VWAP as of 8 December •Financing: $2.7bn bridge financing from Citi and HSBC Conditions precedent •Sibanye shareholder approval –Majority of votes cast to approve transaction with Stillwater –75% of votes cast to approve the issuance of new shares for contemplated rights issue •Stillwater shareholder approval (majority of votes outstanding) •Customary South African and U.S. regulatory approvals •No material adverse change Sibanye shareholder support •Gold One and the PIC have indicated support for the Transaction Deal protection •Stillwater subject to non-solicitation covenants with customary “fiduciary out” exemptions •A right in favor of Sibanye to match any superior proposal •A termination fee of 0.75% of Stillwater equity value •A reciprocal termination fee of 1.50% of Stillwater equity value to Stillwater Anticipated timing •1HY2017: Circular and proxy materials dispatched to Sibanye and Stillwater shareholders •1HY2017: Sibanye/Stillwater shareholder meetings to approve transaction and complete acquisition •Post-closing: Rights offering and debt offerings executed CONTACTS For more information, contact: Sibanye James Wellsted SVP: Investor Relations james.wellsted@sibanyegold.co.za +27 (83) 453-4014 Brunswick Carol Roos +27 72 690 1230 croos@brunswickgroup.com Stillwater Mining Mike Beckstead investor-relations@stillwatermining.com +1 (720) 502-7671 FTI Consulting Brian Maddox brian.maddox@fticonsulting.com +1 (212) 850-5661 Industry links www.thisisgold.co.za www.oldcollab.co.za www.goldwagenegotiations.co.za www.chamberofmines.org.za E-mail alerts To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault. Head office Tel: +27 11 278 9600 Fax: +27 11 278 9863 Libanon Business Park 1 Hospital Street (off Cedar Avenue) Libanon, Westonaria 1780, South Africa Tip-offs Anonymous 0800 001 987 (free call) Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously. © 2016 Sibanye Resources. All rights reserved.

Sibanye we are one
ABOUT US OUR BUSINESS SUSTAINABILITY INVESTORS CAREERS SUPPLIERS

PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

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Sibanye we are one

Sibanye is an independent mining group domiciled in South Africa.

Sibanye currently owns and operates high-quality gold and platinum operations and is the largest individual producer of gold from South Africa, one of 10 largest gold producers globally and the world's fifth largest producer of platinum group metals (PGMs).

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STILLWATER MINING COMPANY

Stillwater Mining Company is the only U.S. miner of platinum group metals (PGMs) and the largest primary producer of PGMs outside of South Africa and the Russian Federation.

The Company is engaged in the development, extraction and processing of PGMs from a geological formation in south-central Montana recognized as the J-M Reef. The J-M Reef is the only known significant source of PGMs in the U.S. and the highest-grade PGM resource known in the world. The Company is also one of the world's largest recyclers of PGMs from catalytic converters and other industrial sources. Stillwater employs approximately 1,400 people across its business.

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INDUSTRY LINKS
www.thisisgold.co.za
www.oldcollab.co.za
www.goldwagenegotiations.co.za
www.chamberofmines.org.za

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HEAD OFFICE
Tel: +27 11 278 9600
Fax: +27 11 278 9863
Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS
0800 001 987 (free call)
Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

© 2016 Sibanye Resources. All rights reserved.

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Sibanye we are one

ABOUT US | OUR BUSINESS | SUSTAINABILITY | INVESTORS | CAREERS | SUPPLIERS

PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

OVERVIEW | THE TRANSACTION | THE COMPANIES

Sibanye we are one

Strategy

Sibanye strives to deliver value to shareholders through consistent, industry-leading dividends and capital appreciation by applying its holistic, efficient operating model at its operations and by investing in value-accretive growth.

Superior value is delivered by maintaining a clear and consistent operational focus, and disciplined, efficient and cost-effective capital management. The Group has established itself as a benchmark dividend payer in the global mining industry and intends to maintain this position.

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STILLWATER MINING COMPANY

Strategy

Stillwater maintains a keen focus on the following four strategic areas:

- Continuous operational improvement – mining, processing and recycling
- Financial optimization – capital allocation, cost reductions and capital expenditures
- Corporate responsibility - corporate governance and safe, sustainable operations
- Portfolio management – attention on core mining properties and creating value from non-core assets

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INDUSTRY LINKS

www.thisisgold.co.za
www.oldcollab.co.za
www.goldwagenegotiations.co.za
www.chamberofmines.org.za

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HEAD OFFICE

Tel: +27 11 278 9600
Fax: +27 11 278 9863

Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS

0800 001 987 (free call)
Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

© 2016 Sibanye Resources. All rights reserved.

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The Companies Page -3 About us Our business Sustainability Investors Careers Suppliers Proposed transaction to acquire Stillwater Mining Overview The transaction The companies Purpose, vision and values Sibanye’s core purpose is to improve lives through mining. The group's vision is to create superior value for all stakeholders through mining our multi-commodity resources in a safe and healthy environment. Values Commitment Deliver on our promises to all stakeholders Accountability Accept responsibility and consequences for our actions Respect Show regard and consideration for others Enabling Make it easy to work productively and safely Safety I am safe, we are safe! Overview Strategy Purpose, vision and values History Leadership Where we operate Photo gallery History Stillwater Mining Company has an extensive history with roots that can be traced back to the late 19th century. Early exploration along the Stillwater Complex in south-central Montana focused on chromium, copper and nickel. Later, the focus shifted to platinum group metals (PGMs) and the discovery of the J-M Reef, which is the richest known deposit of PGMs in the world. Today, Stillwater operates two underground mines along the J-M Reef. Overview Strategy History Leadership Where we operate Photo gallery Industry links www.thisisgold.co.za www.oldcollab.co.za www.goldwagenegotiations.co.za www.chamberofmines.org.za E-mail alerts To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault. Head office Tel: +27 11 278 9600 Fax: +27 11 278 9863 Libanon Business Park 1 Hospital Street (off Cedar Avenue) Libanon, Westonaria 1780, South Africa Tip-offs Anonymous 0800 001 987 (free call) Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

ABOUT US OUR BUSINESS SUSTAINABILITY INVESTORS CAREERS SUPPLIERS

PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

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History

Sibanye was established in November 2012, after Gold Fields proposed the unbundling of its 100%-owned subsidiary, GFI Mining South Africa, which holds the Kloof, Driefontein and Beatrix gold mines as well as various service companies. In February 2013, GFI Mining South Africa listed as Sibanye Gold Limited (Sibanye) on the JSE, with the listing of Sibanye's ADR Programme on the New York Stock Exchange (NYSE) commencing later the same day.

In April 2016, Sibanye revised its organisational structures to ensure optimal positioned for its entry into the PGM mining sector.

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Leadership

- Mick McMullen, President and Chief Executive Officer
- Christopher M. Bateman, Chief Financial Officer
- Brent R. Wadman, Vice President, Legal Affairs and Corporate Secretary
- Kristen K. Koss, Vice President, Human Resources and Safety
- Dee L. Bray, Vice President, Mine Operations
- Rhonda L. Ihde, Corporate Controller
- Gregory K. Roset, Vice President and General Manager, Smelting and Recycling
- Dave A. Shuck, Vice President and General Manager, Refining and Analytical Laboratory

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INDUSTRY LINKS
www.thisisgold.co.za
www.oldcollab.co.za
www.goldwagenegotiations.co.za
www.chamberofmines.org.za

E-MAIL ALERTS
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VAULT™

HEAD OFFICE
Tel: +27 11 278 9600
Fax: +27 11 278 9863
Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS
0800 001 987 (free call)
Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

© 2016 Sibanye Resources. All rights reserved.

Contacts • Sitemap • Terms of use • Privacy

ABOUT US OUR BUSINESS SUSTAINABILITY INVESTORS CAREERS SUPPLIERS

PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

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Leadership

- Neal Froneman, Chief Executive Officer
- Charl Keyter , Chief Financial Officer
- Hartley Dikgale, Executive Vice President: Corporate Affairs
- Dawie Mostert, Executive Vice President: Commercial Services
- Robert van Niekerk , Divisional CEO: Platinum Division
- Wayne Robinson, Divisional CEO: Gold and Uranium Division
- Richard Stewart, Executive Vice President: Business Development
- John Wallington, Executive Vice President: Coal and Energy
- Themba Nkosi, Executive Vice President: Human Capital

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STILLWATER MINING COMPANY

Where we operate

- Stillwater Mine – Nye, Montana, U.S.A.
- East Boulder Mine – McLeod, Montana, U.S.A.
- Metallurgical Complex – Columbus, Montana, U.S.A.
  - Smelter
  - Base Metals Refinery
  - PGM recycling
- Marathon project – Ontario, Canada
- Altar project – San Juan Province, Argentina

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INDUSTRY LINKS
www.thisisgold.co.za
www.oldcollab.co.za
www.goldwagenegotiations.co.za
www.chamberofmines.org.za

E-MAIL ALERTS
To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault.
VAULT™

HEAD OFFICE
Tel: +27 11 278 9600
Fax: +27 11 278 9863
Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS
0800 001 987 (free call)
Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

© 2016 Sibanye Resources. All rights reserved.

Contacts • Sitemap • Terms of use • Privacy

Sibanye we are one

ABOUT US OUR BUSINESS SUSTAINABILITY INVESTORS CAREERS SUPPLIERS

PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

OVERVIEW THE TRANSACTION THE COMPANIES

Sibanye we are one

Where we operate

Gold Division

- Cooke, Driefontein and Kloof operations – West Witwatersrand, South Africa
- Beatrix operation – southern Free State, South Africa
- West Rand Tailings Retreatment Project (WRTRP) – West Witwatersrand, South Africa
- Burnstone project – South Rand Goldfield, Witwatersrand Basin, South Africa

Platinum Division

- Rustenburg Operations, Kroondal operation and the Platinum Mile tailings retreatment facility – Western Limb, Bushveld Complex, South Africa
- Mimosa operation – Great Dyke, Zimbabwe

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STILLWATER MINING COMPANY



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WHERE WE OPERATE
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INDUSTRY LINKS

www.thisisgold.co.za
www.oldcollab.co.za
www.goldwagenegotiations.co.za
www.chamberofmines.org.za

E-MAIL ALERTS

To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault.

VAULT™

HEAD OFFICE

Tel: +27 11 278 9600
Fax: +27 11 278 9863

Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS

0800 001 987 (free call)

Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

© 2016 Sibanye Resources. All rights reserved.

Contacts • Sitemap • Terms of use • Privacy

Sibanye
we are one

ABOUT US | OUR BUSINESS | SUSTAINABILITY | INVESTORS | CAREERS | SUPPLIERS



PROPOSED TRANSACTION TO ACQUIRE STILLWATER MINING

OVERVIEW | THE TRANSACTION | THE COMPANIES

Sibanye
we are one



- OVERVIEW
- STRATEGY
- PURPOSE, VISION AND VALUES
- HISTORY
- LEADERSHIP
- WHERE WE OPERATE
- PHOTO GALLERY

STILLWATER
MINING COMPANY



- OVERVIEW
- STRATEGY
- HISTORY
- LEADERSHIP
- WHERE WE OPERATE
- PHOTO GALLERY

INDUSTRY LINKS

- www.thisisgold.co.za
- www.oldcollab.co.za
- www.goldwagenegotiations.co.za
- www.chamberofmines.org.za

E-MAIL ALERTS

To receive up-to-the minute e-mail notifications to all our latest news and publications, sign-up via the Vault.

VAULT™

HEAD OFFICE

Tel: +27 11 278 9600
Fax: +27 11 278 9863

Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria
1780, South Africa

TIP-OFFS ANONYMOUS

0800 001 987 (free call)

Please report all unethical behaviour such as fraud, corruption, illegal mining, gold theft, theft of company property, clocking fraud, copper theft or theft of explosives anonymously.

© 2016 Sibanye Resources. All rights reserved.

Contacts • Sitemap • Terms of use • Privacy